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                                                                   Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Graphix Zone, Inc. (No. 333-09149) of our report dated August 18, 1995, with respect to the consolidated statements of operations, stockholders' equity and cash flows of StarPress, Inc. (formerly known as Great Bear Technology Incorporated) for the year ended June 30, 1995 included in the Annual Report of Graphix Zone, Inc. (Form 10-K) for 1997 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


Walnut Creek, California
October 14, 1997